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                                                                    EXHIBIT 3(i)


                                  State of Delaware                  PAGE  1

                           OFFICE OF THE SECRETARY OF STATE

                           --------------------------------

              I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE,

         DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE

         CERTIFICATE OF OWNERSHIP, WHICH MERGERS:

              "AXSYS TECHNOLOGIES, INC.", A DELAWARE CORPORATION,

              WITH AND INTO "VERNITRON CORPORATION" UNDER THE NAME OF "AXSYS

         TECHNOLOGIES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE

         LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE

         THE THIRD DAY OF DECEMBER, A.D. 1996, AT 12:30 O'CLOCK P.M.

              A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE

         NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.





                             [SEAL]    /s/Edward J. Freel, Secretary of State
                                       ----------------------------------------
                                         Edward J. Freel, Secretary of State

                                       AUTHENTICATION:          8218546

                                                 DATE:          12-03-96

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                         CERTIFICATE OF OWNERSHIP AND MERGER

                                       MERGING

                               AXSYS TECHNOLOGIES, INC.

                                         INTO

                                VERNITRON CORPORATION

                            Pursuant to Section 253 of the
                           Delaware General Corporation Law


    VERNITRON CORPORATION, a Delaware corporation ("Parent"), hereby certifies that as follows:

    FIRST:    Parent was incorporated on April 11, 1968, pursuant to the
General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). AXSYS TECHNOLOGIES, INC. ("Merger Sub") was incorporated under the Delaware General Corporation Law on November 4, 1996.

    SECOND:   Parent owns 100% of the outstanding shares of common stock of
Merger Sub.

    THIRD:    On November 14, 1996, the Board of Directors of Parent adopted, by the unanimous written consent of its members, the resolutions attached hereto as Exhibit A which are incorporated herein by reference.

    FOURTH:   Section 1 of the Restated Certificate of Incorporation of the
surviving corporation, Parent, shall be amended to read in its entirety as set forth in Appendix 1 to the attached Exhibit A, and the Restated Certificate of Incorporation in effect immediately prior to the filing of this Certificate of Ownership and Merger, as so amended, shall, effective upon the filing of this Certificate of Ownership and Merger, constitute the Restated Certificate of Incorporation of the surviving corporation.

    IN WITNESS WHEREOF, this Certificate has been executed by Raymond F. Kunzmann, a Vice President of Parent, and attested to by Elliot N. Konopko, Secretary of Parent, this 3rd day of December, 1996.

                             VERNITRON CORPORATION


                             By:/s/Raymond F. Kunzmann
                                -------------------------
                                  Raymond F. Kunzmann
Attest:



By: /s/Elliot N. Konopko
   --------------------------
     Elliot N. Konopko

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                                                                     Exhibit A


    RESOLVED, that, pursuant to Section 253 of the General Corporation Law of Delaware, Axsys Technologies, Inc., a Delaware corporation ("Merger Sub"), all of whose outstanding shares of capital stock are owned by Vernitron Corporation, a Delaware corporation ("Parent", and, with respect to the period following the Merger, as hereinafter defined, the "Surviving Corporation"), be merged into Parent (this merger being hereinafter referred to as the "Merger" and Merger Sub and Parent being sometimes hereinafter referred to as the Constituent Corporations"), with the Parent to be the surviving corporation of the Merger and the Merger to become effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of Delaware (the date and time of such filing being hereinafter referred to as the "Effective Time").

    RESOLVED, that:

         (1) At the Effective Time, Section 1 of the Restated Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth in Appendix 1 attached hereto, and, effective the Effective Time, the Restated Certificate of Incorporation in effect immediately prior to the Effective Time, as so amended, shall constitute the Restated Certificate of Incorporation of the Surviving Corporation;

         (2) At the Effective Time, the Surviving Corporation shall possess all of the assets and property of every description, and all of the rights, privileges, powers, franchises and authority, of each of the Constituent Corporations, and all obligations belonging to or under either of them, shall be vested in the Surviving Corporation without further act or deed;

    RESOLVED, that the officers of Parent be, and they hereby are, authorized and directed to execute, verify or acknowledge and file on behalf of Parent with respect to the Merger a Certificate of Ownership and Merger in accordance with
Section 253 of the General Corporation Law of Delaware.

    RESOLVED, that the officers of Parent be, and they hereby are, authorized and directed in the name and on behalf of Parent to do and perform all such acts and things and to execute and deliver all such instruments, certificates, reports, agreements, and documents, and pay such expenses as they or any of them may consider necessary or appropriate to enable Parent to carry out the intent and to accomplish the purposes of the foregoing resolutions.

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Appendix I




    "1. The name of the corporation is Axsys Technologies, Inc. ("the Corporation")."